CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Intelsat, Ltd.:

     We consent to the use of our report included herein and to the reference to our firm under the headings “Experts” and “Selected Financial Data of Intelsat, Ltd.” in the prospectus.

/s/ KPMG LLP
McLean, Virginia April 21, 2004